UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020

ANDOVER NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55882	83-2216345
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

333 Avenue of the Americas, Suite 2000
Miami, FL	33131-2185
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 871-3333

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 28, 2020, Smith’s Tree Care, LLC (“Buyer”), a Delaware limited liability company and an indirect subsidiary of Andover National Corporation (the “Company”), entered into an Asset and Equity Purchase and Contribution Agreement (the “Purchase Agreement”) with Smith’s Tree Care, Inc., a Virginia corporation (“Seller”), Utro Crane Company, LLC, a Delaware limited liability company and indirect subsidiary of the Company, Utro Crane Company, Inc., a Virginia corporation, and ANC Green Solutions - Smith’s, LLC, a Delaware limited liability company and indirect subsidiary of the Company (“ANC Smith’s”), pursuant to which, among other things, (i) Buyer purchased an undivided sixty percent (60%) interest in all of Seller’s right, title and interest in and to all of Seller’s property and assets (the “Acquired Assets”), in consideration for an aggregate purchase price payable by Buyer of approximately $3.0 million, subject to certain adjustments, as set forth in the Purchase Agreement and (ii) Seller conveyed, transferred, assigned and delivered to ANC Smith’s an undivided forty percent (40%) interest in the Acquired Assets in exchange for equity securities of ANC Smith’s.

The Purchase Agreement contains customary (1) representations, warranties and covenants by the parties to the Purchase Agreement, including representations and warranties about the Seller and its businesses, assets, operations and liabilities, and covenants regarding cooperation, confidentiality and tax matters, and (2) indemnification obligations by the parties to the Purchase Agreement, including for the breach of the representations, warranties and covenants in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Purchase Agreement and related description is intended to provide you with information regarding the terms of the Purchase Agreement and is not intended to modify or supplement any factual disclosures about the Company in its reports filed with the United States Securities and Exchange Commission. In particular, the Purchase Agreement and related description is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or Buyer. The assertions embodied in the representations and warranties made by Seller in the Purchase Agreement are qualified by information contained in disclosure schedules that Seller has delivered to Buyer in connection with the signing of the Purchase Agreement, and such representations and warranties are made for the purpose of allocating contractual risk between the parties to the Purchase Agreement rather than establishing these matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under the securities laws. Stockholders of the Company are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Buyer, Seller, the other parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants of the Purchase Agreement may change after the date of the Purchase Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of business acquired.

The Company intends to file the financial statements of Seller required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

The following exhibits are included with this Current Report on Form 8-K

10.1	Asset and Equity Purchase and Contribution Agreement, dated February 28, 2020, by and among Smith’s Tree Care, LLC, Smith’s Tree Care, Inc., Utro Crane Company, LLC, Utro Crane Company, Inc. and ANC Green Solutions – Smith’s, LLC.*

*	Portions of this Exhibit have been omitted in accordance with Item 601(b) of Regulation S-K. Certain schedules and exhibits to this Exhibit have also been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDOVER NATIONAL CORPORATION

Date: March 3, 2020	By:	/s/ Jeffrey C. Piermont
	Name:	Jeffrey C. Piermont
	Title:	President and Chief Operating Officer

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